Exhibit 11

                          GOLF TECHNOLOGY HOLDING, INC.

                        COMPUTATION OF EARNINGS PER SHARE



                                                      For the Three Month
                                                         Period Ended
                                                        March 31, 1996

   Weighted average number of
      common shares outstanding                                3,775,796
   Net earnings available for common
      stockholders                                              (956,451)
   Earnings per common share                                       (0.25)